                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                                  June 6, 2005
                      -----------------------------------------
                                 Date of Report
                        (Date of Earliest Event Reported)

                             EVERLAST WORLDWIDE INC.
                      -----------------------------------------
             (Exact Name of Registrant as Specified in its Charter)

   Delaware                          0-25918                13-3672716
--------------------          --------------------       --------------------
 (State or Other                   (Commission              (IRS Employer
 Jurisdiction of                   File Number)           Identification No.)
 Incorporation)

               1350 Broadway, Suite 2300, New York, New York 10018
         ------------------------------------------------------------------
                     (Address of Principal Executive Office)

                                 (212) 239-0990
                 ---------------------------------------------------
                         (Registrant's telephone number,
                              including area code)

                 ---------------------------------------------------
                   (Former Name, if Changed Since Last Report)

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

     On June 6, 2005, Everlast Fitness Mfg. Corp., of Missouri  corporation (the
"Company") and a wholly-owned  subsidiary of Everlast  Worldwide,  Inc., entered into a collective  bargaining  agreement (the  "Agreement")  with  International
Union of  Electronic,  Electrical,  Salaried,  Machine  and  Furniture  Workers,
IUE-CWA,  a division of the  Communication  Workers of America,  and Local 86820
(the "Union"), as representative of the all production and maintenance employees of the Company (excluding office clerical, sales, guards, over-the-road drivers, professional and supervisory employees).  The Agreement provides for work hours, hourly  rates and  benefits  for the members of the Union.  The  Agreement  also provides for seniority in the event of lay-offs and sets-up grievance procedures should any  difficulties  arise between the Company and the Union or its members employed by the Company. In addition,  the Union has also agreed that there will be no strike,  lockout or work  action of any kind or for any reason  whatsoever during the term of the Agreement. The Agreement commences as of June 6, 2005 and shall terminate on June 5, 2009.

ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS.

      (c) Exhibits:

99.1  Agreement dated June 6, 2005 by and between Everlast Fitness Mfg. Corp., a
      Missouri corporation,  and International Union of Electronic,  Electrical,
      Salaried,  Machine  and  Furniture  Workers,  IUE-CWA,  a division  of the
      Communication Workers of America, and Local 86820.

           [THE REMAINDER OF THIS PAGE WAS INTENTIONALLY LEFT BLANK.]

                                   SIGNATURES

Pursuant  to the  requirements  of the  Securities  Exchange  Act of  1934,  the
Registrant  has duly  caused  this  report  to be  signed  on its  behalf by the undersigned hereunto duly authorized.

                                    EVERLAST WORLDWIDE INC.

June 6, 2005                        By: /s/ Gary J. Dailey
                                       ------------------------------------
                                       Name: Gary J. Dailey
                                       Title: Chief Financial Officer